UNITED STATES

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WASHINGTON, D.C. 20549

SCHEDULE 14A

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Harley-Davidson, Inc.

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On April 29, 2025, Harley-Davidson, Inc. issued an investor presentation titled “Harley-Davidson Sets the Record Straight on H Partners’ Disingenuous and Harmful Claims,” a copy of which is attached hereto as Exhibit 1..

Exhibit 1

Harley-Davidson Sets the Record Straight on H Partners’ Disingenuous and Harmful Claims APRIL 29, 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this presentation that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding expectations regarding future results of operations and financial position of Harley-Davidson, Inc. (“Harley-Davidson” or the “Company”), including, operating margins, free cash flow generation and long-term earnings capacity; potential impacts of macroeconomic conditions or tariffs on the Company's business and results of operations; expectations relating to Hardwire strategic plan priorities and execution, industry and business trends, and business strategy, initiatives and opportunities, including, without limitation, productivity savings, investment and expansion strategies, and new products or price point changes; impacts of the H Partners Management, LLC (“H Partners”) campaign related to the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”); and executive succession and board refreshment plans, including expected results thereof. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “anticipates,” “expects,” “plans,” “projects,” “may,” “will,” “estimates,” “targets,” “intends,” “forecasts,” “seeks,” “sees,” “should,” “feels,” “commits,” “assumes,” “envisions,” or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2025, and in the Company’s other subsequent reports filed with the SEC, including, among others, quarterly reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. The forward-looking statements speak only as of the date they are first made in this presentation, and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company’s ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues; manage the impact, and predict potential further impacts, of new, reinstated or adjusted tariffs on the Company; accurately analyze, predict and react to changing market conditions, interest rates, and geopolitical environments, and successfully adjust to shifting global consumer needs and interests; maintain and enhance the value of the Harley-Davidson brand; manage through changes in general economic and business conditions; develop and successfully introduce products, services and experiences; realize the expected business benefits from LiveWire operating as a separate business of the Company; and retain and attract talented employees and leadership; and uncertainties regarding actions that have been taken and may in the future be taken by H Partners in furtherance of its campaign relating to the Annual Meeting and potential costs and management distraction attendant thereto. Additional Information Regarding the 2025 Annual Meeting of Shareholders and Where to Find It Harley-Davidson has filed its definitive proxy statement, containing a form of WHITE proxy card, and a proxy statement supplement, with the SEC with respect to its solicitation of proxies for the Annual Meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (AS SUPPLEMENTED AND INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD FILED BY HARLEY-DAVIDSON AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and shareholders may obtain copies of these documents and other documents filed with the SEC by Harley-Davidson free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Harley-Davidson are also available free of charge by accessing Harley-Davidson’s website at https://investor.harley-davidson.com. 2

HARLEY-DAVIDSON'S ("H-D") BOARD AND LEADERSHIP CONTINUE TO EXERCISE SOUND CORPORATE GOVERNANCE AND DRIVE VALUE CREATION FOR ALL SHAREHOLDERS

- ✓ The H-D Board has the critical skills and experience needed to choose our next CEO and drive future growth. The Board has overseen strong execution of the Hardwire strategic plan that is creating value for all shareholders
- ✓ The H-D Board has been running and is continuing to run a rigorous and comprehensive CEO search process, in line with governance best practices, to select the best candidate to lead H-D
- ✓ Despite the CEO Search Committee's process not being complete, the Board accommodated H Partners' demand to make a decision on H Partners' preferred candidate before a deadline imposed by the candidate (after which the Board was told the candidate would not be available)
- ✗ H Partners' campaign demonstrates what we believe is a profound disregard for good corporate governance and is simply a reaction to the H-D Board's decision to not offer the job to H Partners' preferred CEO candidate
- ✗ H Partners seeks to advance their interests to the detriment of all shareholders by trying to remove one-third of the Board, mounting a pressure campaign to cause the Board to add two unnamed and non-shareholder elected directors and then having the "reconstituted Board" select the new CEO
- ✗ H Partners now asserts that their candidate remains available, and yet, H Partners refuses to reveal their candidate's identity while simultaneously revealing the confidential identity of another CEO candidate
- ✗ H Partners' campaign seeks shareholder support for unnamed directors and an unnamed CEO candidate, none of whom will be voted on by the shareholders; this is not good governance

3

H PARTNERS' ACTIONS AND RECENT PRESENTATION HIGHLIGHT THEIR HYPOCRISY AND MISLEADING BEHAVIOR

A H Partners, through Jared Dourdeville, joined the Board in February 2022 and had every opportunity to address issues that were important to them

B H Partners has fully supported the Company's strategy and always voted with the Board[1]

C H Partners' recent presentation is replete with what we believe are inaccuracies, hypocrisies and misleading information

1. H Partners chose an irrelevant and broad reference benchmark (S&P 400 Consumer Discretionary Index comprised of 64 companies) to evaluate H-D's performance
2. H Partners ignores the broader macroeconomic landscape H-D and its peers have faced and H-D's relative outperformance versus peers, when it suits them[2]
3. Jared Dourdeville and H Partners consistently supported H-D's Executive Compensation Program and architected the Aspirational Incentive Plan (AIP)
4. Mr. Zeitz is a highly active and effective CEO who has created significant value and prioritized engagement with our global customer, dealer and employee base and was fully supported by H Partners for the past three years
5. Less than 3 months ago, H Partners, acting through Dourdeville, voted in favor of all Directors standing for re-election, and over the past 3 years, they fully endorsed H-D's strategy and never raised any material concerns about the skillset or functioning of the Board

[1] H Partners' Representative, Dourdeville, never voted against any matter voted on by the Board and only abstained from four Board decisions since appointment in Feb 2022. Three of those four abstentions were at Dourdeville's first Board meeting in February 2022 as he was coming up to speed, and the final abstention was during the Human Resources Committee meeting in May 2024, when Dourdeville abstained from a director compensation vote given that he elected to forgo director compensation as a representative of H Partners. [2] See slide 10.

4

1 H PARTNERS' REFERENCE BENCHMARK SELECTION IS DISINGENUOUS FOR A SHAREHOLDER CLAIMING DEEP UNDERSTANDING OF H-D - *THEY KNOW BETTER*

H-D's Peer Group Represents the Best Public Comparables for H-D and Was Approved by H Partners as the Reference Peer Group used in H-D's Executive Compensation Plan

BRP
- ✓ Comparable Size and Financial Profile

BRUNSWICK
- ✓ Leisure and Powersports Industry Focus

POLARIS
- ✓ Big Ticket Size Similar to H-D

THOR Industries
- ✓ Consumer Discretionary Products

WINNEBAGO
- ✓ Performance Similarly Exposed to Macroeconomic Backdrop

H Partners' Reference Benchmark (S&P 400 Consumer Discretionary Index)[1] Comprises a Highly Diverse Mix of Companies with No Business Comparability and Much Different Size and Scale to H-D

Example Companies in H Partners Reference Benchmark[2]

Broadline Retail

macy's inc, NORDSTROM, OLLIE'S GOOD STUFF CHEAP

Diversified Consumer Services

duolingo, GH GRAHAM HOLDINGS, H&R BLOCK

Hotels, Restaurants & Leisure

HYATT, TEXAS ROADHOUSE

Textile Apparel & Luxury Goods

crocs, SKECHERS, UNDER ARMOUR

- ✗ Industries irrelevant to the underlying fundamentals of H-D's business
- ✗ Widely disparate exposure to macro conditions distorts performance comparability
- ✗ Inability to truly evaluate H-D performance

[1] H-D used the indices that H Partners cites only for reporting compliance purposes. H-D actually used the peer group H-D cites in its executive compensation plan.
[2] Full list of companies included in the S&P 400 Consumer Discretionary Index listed in the appendix.

5

2 H-D AND ITS PEERS HAVE BEEN OPERATING IN A CHALLENGING MACRO ENVIRONMENT…

The macro environment has been challenging…

- **As interest rates climbed from '22-'24, U.S. motorcycle spend fell 19%, the sharpest 2-year decline since the Great Recession[1]**
- **New auto loan rates climbed to 8.4% in 2024, an increase of ~390 bps in <2 years[2]**
- **Inflation peaked in 2022 and has remained above the Federal Reserve's target of 2%[3]**
- **Consumer sentiment plunged to second-lowest level since 1952[4]**

…and our peers are observing and navigating the same challenges

*"We're expecting the **same macro issues** that impacted our second quarter performance **to persist throughout the year**, resulting in **subdued consumer demand for powersports** and a cautious dealer network...We're **working hard to navigate these current trends**, while remaining vigilant to emerge stronger than ever when retail demand returns"*

POLARIS – *Michael Speetzen, CEO (23-Jul-2024)*

*"The **macroeconomic environment and high interest rate continue to put pressure on consumer demand**. As a result, the **demand has declined more than anticipated**.....We have decided to further adjust our production schedule for the year, which is reflected in our updated guidance."*

BRP – *José Boisjoli, CEO (06-Sep-2024)*

*"**The macroeconomic environment remains uncertain**, and while there is now a higher probability of interest rate relief beginning in September…..In this environment, our OEM customers and channel **partners continue to order cautiously**, and **we do not foresee this pattern changing significantly** through the remainder of this season."*

BRUNSWICK – *Ryan Gwillim, CFO (25-Jul-2024)*

[1] Per PCE, Durable Goods, Motorcycles, SAAR (US, new and used) from FactSet. [2] Data from the Federal Reserve. [3] Data from Bureau of Labor Statistics. [4] Per University of Michigan Consumer Sentiment Survey released April 11, 2025.

6

2 DESPITE THE CHALLENGING BACKDROP, H-D HAS MEANINGFULLY OUTPERFORMED



Maintained Premium Margins
(FY '22-'24 Operating Margin¹)
13%
~400 bps
9%
Peer Median



Higher Cash Conversion
(FY '22-'24 FCF as % of EBITDA²)
70%
>2x
33%
Peer Median



Relatively Higher Resilience in Earnings Forecast
(Change in Consensus 2025E Net Income Since April 2022³)
POLARIS
BRUNSWICK
WINNEBAGO
THOR Industries
+16 p.p.
(60%)
(93%)
(80%)
(76%)
(74%)
(71%)
Peer Median: (76)%

Note: Peer group: BRP Inc., Brunswick Corp, Polaris Inc., Thor Industries, Inc. and Winnebago Industries, Inc. This is the same peer group – Leisure peers between $800MM and $3B market cap – that H-D used for 2024-2026 performance share awards as part of the Company's executive compensation plan

[1] Operating Margin is a GAAP measure calculated using GAAP-compliant operating income divided by revenues accumulated from the fiscal year period of 2022 – 2024. [2] FCF is a non-GAAP measure defined as net cash provided by operating activities less capital expenditures; calculated as sum of 2022-2024 fiscal year FCFs divided by sum of 2022-2024 fiscal year EBITDA. EBITDA is a non-GAAP measure defined as operating income plus depreciation and amortization. [3] Chart shows change in 2025E consensus net income since April 4, 2022. Polaris Inc. change since Feb 6, 2023 and Winnebago Industries, Inc change since June 26, 2023.

7

3 JARED DOURDEVILLE AND H PARTNERS HAVE CONSISTENTLY SUPPORTED H-D'S EXECUTIVE COMPENSATION PROGRAM – THE ASPIRATIONAL INCENTIVE PLAN WAS IN FACT H PARTNERS' OWN IDEA!

In addition to H Partners being the driving force behind the Aspirational Incentive Plan...

	2022	2023	2024
H Partners' representative, Dourdeville, served on H-D Board's Human Resources Committee (HRC), which oversees our executive compensation practices	✓	✓	✓
H Partners' representative, Dourdeville, supported and approved H-D's executive compensation program while on the HRC	✓	✓	✓
H Partners voted FOR say-on-pay	✓[1]	✓[1]	✓

H Partners' representative regularly signed off on H-D's executive compensation and only now discovers misgivings and has gone from helping to build a compensation program to incentivize outperformance to tearing it down

[1] According to company information provided at the time of "say on pay voting" H Partners supported both for 2022 and 2023.

8

3 H PARTNERS SUPPORTED THE CEO'S COMPENSATION PACKAGE BECAUSE IT WAS CLEAR THAT HE WAS EXECUTING SUCCESSFULLY ON THE HARDWIRE STRATEGY DESPITE A CHALLENGING ENVIRONMENT AND THE OUTLOOK REMAINED ATTRACTIVE

TSR[1] Outperformance
(Relative Performance of H-D vs. Peer Median[3])



+10 ppts
+3 ppts
+7 ppts
During Jochen Zeitz' CEO Tenure²
Last 3 Years
Last 1 Year

Attractive Earnings Growth
(CY2024-2026 EPS CAGR)



8%
+32%
6%
Peer Median³

[1] TSR represents total return of a company assuming reinvested dividends; Market data as of April 15, 2025, the day prior to H Partners' initiation of their Withhold campaign. [2] Jochen Zeitz tenure is calculated from May 7, 2020 to present (Market data as of April 15, 2025). [3] Peer group: BRP Inc., Brunswick Corp, Polaris Inc., Thor Industries, Inc. and Winnebago Industries, Inc. This is the same reference benchmarking group – Leisure reference benchmarking companies between $800MM and $3B market cap – that H-D used for 2024-2026 performance share awards as part of the Company's executive compensation plan.

9

H PARTNERS FULLY SUPPORTED MR. ZEITZ BEFORE THEIR RECENT TURN… ¹ H Partners’ 2024 Annual Letter to Investors is dated January 8, 2024 10 4 “We have been quite pleased with Harley’s progress in improving profitability over the past three years, particularly amidst a challenging economic and supply chain backdrop.” “CEO Jochen Zeitz’s previous track record as CEO of shoe maker PUMA shows us that he understands that products matter. At PUMA, Jochen drove an extraordinary turnaround by introducing groundbreaking designs that became viral sensations.” “In addition, when Harley-Davidson’s current management has introduced new products, they have proven to be successful. Several of the company’s trike and cruiser models have been upgraded recently, driving a 12% increase in those models’ retail sales through the first nine months of 2023.” Select Excerpts from H Partners’ 2024 Annual Letter to Investors¹:

4 … AND H-D HAS MADE SIGNIFICANT ACHIEVEMENTS ON HARDWIRE STRATEGY… 11 Profit Focus ✓ Three years of HDMC double-digit operating income margin 2021: 10.6%; 2022: 13.9%; 2023: 13.6%; and two record years for HDFS (2021 and 2022) ✓ Selective pricing action taken and strong cost control discipline (COGS & SGA) in the face of external headwinds during Hardwire period ✓ Launched $40M Marketing Development Fund program to support dealer health ✓ Reduced motorcycle and P&A product complexity pruning unproductive models and SKUs Selective Expansion ✓ Entered Adventure Touring – the world’s largest heavyweight motorcycle segment – with the all-new H-D Pan America platform ✓ Introduced new small displacement vehicle in Asia ✓ Expected to introduce a new profitable entry-level model in 2026 LiveWire is Considered EV Leader ✓ Launched LiveWire as a separate brand and listed it as a standalone company on the NYSE – the first EV motorcycle company to list in the U.S. ✓ Launched new S2 platform and 3 new models (Del Mar, Mulholland, Alpinista) Growth Beyond Bikes ✓ Introduced new H-D#1 Marketplace as a new platform to support Dealer network penetration of used bike sales in the U.S. ✓ Expanded on-line platform for used bikes through certified pre-owned (CPO) and HD#1 marketplace ✓ Developed best-in-class customer digital contact capability Integrated Customer Experience ✓ Launched new H-D App including all new H-D Membership program building to over 1M members ✓ Launched Fuel Facility Program to drive Dealer environment desirability ✓ Established Milwaukee as the world capital for motorcycle fans with Homecoming being the largest H-D annual music festival for riders in the world Inclusive Stakeholder Management ✓ Spearheaded a local community stakeholder summit in partnership with Milwaukee’s Near West Side Partners – listening to local community needs for the area around Juneau Avenue ✓ Summit led to the idea of Davidson Park as an extension of the iconic HQ

4 …ALONG WITH SUCCESSFULLY LAUNCHING THE MY24 TOURING LINEUP





- **The Most Successful Product Launch in Over 10 years[1]**
- **Drove ~5% Growth In H-D Touring in a Challenging Macro Backdrop and 3.5% Increase In U.S. Touring Segment Share In 2024**
- **Nearly 12 months after the launch of our MY24 Touring motorcycles, we continue to receive very positive feedback from customers, media and Dealers**

"*…When I tell you today was the **smoothest new model release day I have ever seen in years, maybe ever, I mean it***"
— *Dealer*

"***You know how to do marketing. Fantastic experience** – I realized I am still a boy and waiting for spring time now more than ever before*"
— *Customer*

"*Really impressed with the all new 24 Model Year CVOs, Street Glide and Road Glide models, particularly the CVO Road Glide ST **which has to be my must have bike for 2024**…**I must congratulate H-D on is the outstanding quality of their launch videos, truly awesome***"
— *Customer*

"*… What you have planned may be **the best I have seen for a launch in the 19 years I have been doing this. Nicely done***"
— *Dealer*

[1] In Terms of Two-Month Retail Performance YoY

12

H PARTNERS HAD A VOICE IN THE BOARDROOM AND ON THE CEO SEARCH COMMITTEE... 13 4 Date Event Each September 2020 to 2024 Each September, as part of the Board's regular succession planning process, the Board discussed with CEO Zeitz his intentions to continue serving at the Company. In September 2024, Mr. Zeitz expressed an interest to the Presiding Director in retiring from the Company in 2025. September 4, 2024 Regular Board Meeting At the Board's September 2024 regular meeting, Mr. Zeitz expressed an interest in retiring from the Company in 2025. The Board requested that Mr. Zeitz provide an update on his interest in retiring from the Company in 2025 at the December regular Board meeting. Shortly after the September Board meeting, the Board retained a CEO succession expert to assess and develop the criteria for the new CEO and to review potential internal Company candidates. Fall 2024 All Directors participated in a confidential annual Board review with no Director expressing concern with current composition or performance of the Board. September 21, 2024 During a meeting between the Presiding Director, CEO and Rehan Jaffer, the Managing Partner of H Partners, H Partners requested that Mr. Zeitz either continue as the CEO for two more years to bring the Hardwire plan to completion or else resign immediately. October November 2024 H Partners continued conversations with Linebarger and Zeitz to persuade Zeitz to remain at the Company past 2025. A number of Board members held multiple meetings with the third-party CEO succession expert to review findings and develop the criteria for future CEO candidates. December 4-5, 2024 Regular Board Meeting Mr. Zeitz reaffirmed his interest in retiring from the Company sometime in 2025. The Board formed the CEO search committee comprised of four independent directors, including H Partners' Board representative, and following the December meeting, began engaging with Heidrick Struggles, a leading executive search firm, to conduct a comprehensive CEO candidate search. December 2024 H Partners identified a potential CEO candidate to the CEO Search Committee. The candidate was added to the Heidrick Struggles search process. February 2025 H Partners, acting through Dourdeville, voted in favor of all current Directors standing for reelection, without discussion or objection, and voted to nominate Lori Flees for election at the 2025 Annual Meeting of Shareholders.

4 …BUT THEN H PARTNERS QUIT IN THE MIDDLE OF THE CEO SEARCH WHEN THEY DIDN'T GET THEIR WAY

Date	Event
February/March 2025	— 120 CEO candidates were identified by the executive search firm. — 36 CEO candidates were contacted and assessed by the executive search firm. — 6 CEO candidates were interviewed by the CEO Search Committee.
March 2025	Despite the CEO Search Committee's process not being complete, the Board accommodated H Partners' demand to make a decision on H Partners' preferred candidate before an April 1, 2025 deadline imposed by the candidate. As part of this process, the Board evaluated 3 preliminary CEO candidates.
Wednesday, March 26, 2025	The Board decided not to proceed with one of the external candidates and conducted in-person interviews with the remaining candidates, including the candidate recommended by H Partners.
Friday, March 28, 2025	The Board decided to not extend an offer to any of the candidates and continued the ongoing search.
Tuesday, April 1, 2025	Deadline after which the Board was told H Partners' preferred CEO candidate would not be available. In a letter delivered late in the day, Dourdeville abruptly demanded the immediate resignation of 3 Directors, despite having just recently voted in support of their renomination.
Thursday, April 3, 2025	The Board proposed to Dourdeville a meeting for Monday, April 7, 2025, to discuss the perspectives Dourdeville raised in his letter.
Friday, April 4, 2025	Dourdeville accepted the Board's proposal to meet on Monday, April 7.
Saturday, April 5, 2025	A day after agreeing to attend the April 7 meeting, Dourdeville resigned, declining to discuss his concerns with the full Board.

14

Almost overnight, Dourdeville and H Partners went from supporting the current CEO and Board to: H PARTNERS’ REPRESENTATIVE DOURDEVILLE’S ABOUT-FACE AS AN H-D BOARD MEMBER IS PUTTING H-D’S LONG-TERM STRATEGY, THOUGHTFUL SUCCESSION PLAN AND LONG-TERM SHAREHOLDER VALUE ALL AT RISK… 15 Demanding that one-third of the Board resign Quitting the Board when H Partners’ preferred CEO candidate failed to receive support from the Board Jeopardizing the Board’s progress on several initiatives, including the ongoing CEO search and ongoing board refreshment Revealing Board confidential information by publicly disclosing the identity of a potential CEO candidate when H Partners' preferred candidate was not hired Launching a “withhold the vote” campaign that does not offer any constructive ideas to drive shareholder value Disingenuously attacking H-D on its strategy, execution, and compensation - all aspects he had oversight of and supported Proposing unnamed directors and an unnamed CEO candidate, none of whom will be voted on by the shareholders 5

✔ The Board has a well-defined CEO search process that has been underway for months – The Board has a responsibility to all shareholders to complete a comprehensive search and select the best available candidate for the Company ✔ The Board’s ongoing Board refreshment ensures Directors possess the critical skills needed to drive future growth and hold management accountable – This process has yielded proven industry leaders, including accomplished CEOs and experts in manufacturing, operations, and strategic leadership – The Nominating and Corporate Governance Committee has a robust framework and process for identifying, vetting and interviewing Director candidates, which has resulted in one-third of the Board joining in the last four years1 ✔ Regular self-review of Directors’ contributions, performance and collective skillsets ensure H-D has a fit-for-purpose Board – As recently as Q4 2024, H Partners' representative, Dourdeville, participated in this process, and no material concerns were raised about the skillset or functioning of the Board ✔ In February 2025, H Partners' representative, Dourdeville, voted to renominate all of the Directors currently standing for election. – In a sudden about-face, H Partners is now seeking to engineer the CEO outcome H Partners desires, targeting Zeitz, Linebarger and Levinson, who have the institutional knowledge that is critical in choosing the strongest CEO candidate to lead H-D …WHILE H-D’S THOUGHTFUL CORPORATE GOVERNANCE HAS ENSURED RIGOROUS PROCESSES FOR BOTH CEO SUCCESSION AND BOARD REFRESHMENT 16 H Partners seeks to advance its interests and not those of ALL shareholders by trying to remove one-third of the Board, mounting a pressure campaign to cause the Board to add two unnamed and non-shareholder elected directors and then having the “reconstituted Board” select the new CEO 5 ¹ Assuming Lori Flees is elected at the 2025 AGM.

H PARTNERS OFFERS NO CONSTRUCTIVE SOLUTIONS THAT WILL BENEFIT H-D OR ITS SHAREHOLDERS

- **H Partners has long embraced the Hardwire strategic plan and has not suggested any changes to business strategy**
- **Through H-D's regular dialogue with H Partners and H Partners' Board representative, H Partners has had ample opportunities to express views on what they would change in our business**

H-D has also already addressed H Partners' requests	
H Partners' Asked for Accelerated Review of Preferred CEO Candidate	✓ The H-D Board has been **running and is continuing to run a rigorous and comprehensive CEO search** process, in line with governance best practices, to select the best candidate to lead H-D ✓ Despite the CEO Search Committee's process not being complete, **the Board accommodated H Partners' demand to make a decision** on H Partners' preferred candidate **before a deadline imposed by the candidate** ✓ **H Partners' Board representative** was **on the search committee** until he resigned
H Partners' Asked for Board Refreshment	✓ H-D Board has a **robust ongoing Board refreshment** process, which has **resulted in one-third of the Board joining in the last four years[1]** ✓ **2 of 3 most recently appointed** Directors are **sitting public company CEOs[1]**

H Partners is solely focused on disingenuously attacking Company performance and the Board and has *not offered any helpful alternatives or ideas*

H Partners' campaign is not about "accountability" - It puts at risk the progress we've made and the value of your investment

[1] Assuming Lori Flees is elected at the 2025 AGM.

17

Appendix

DEBUNKING OTHER H PARTNERS MYTHS

H Partners' Myths	H-D's Facts
Management Stability	✓ **There has been minimal turnover of the executive leadership team with most being in-post since the Hardwire was initiated** ✓ Three of the individuals cited by H Partners were not part of the Executive Leadership Team
Supposed Presiding Director "Promise"	✓ **There was no promise between the Presiding Director nor the Board to the CEO to delay the CEO search** ✓ The Presiding Director took immediate action to retain a third-party CEO succession expert to assist with a potential CEO transition - the Board executed on a thoughtful and deliberate CEO search process
Limited Independent Oversight	✓ **H-D has maintained an independent Presiding Director (Lead Independent Director)** and continues to hold executive sessions with independent Board members at each quarterly meeting of the Board
Employee Turnover	✓ **Employee turnover has actually declined under Mr. Zeitz – employee engagement in 2024 is the highest on record for the Company** ✓ Salaried voluntary turnover in 2024 was the lowest in H-D's recorded history, and 2023 was second-lowest – both below the national average
Dealer Performance	✓ **2020/21/22 were record years for dealer performance** ✓ The declines seen in 23/24 across the powersports sector and peer group are directly attributed to the macro environment impacting consumer discretionary spending
Milwaukee Office Has Been Shuttered	✓ **The Company's Juneau Avenue headquarters continues to operate and was the location of the February 2025 Board Meeting, attended by Mr. Dourdeville** ✓ The Company operates multiple office locations across Milwaukee, all of which have remained open

19

20 S&P 400 CONSUMER DISCRETIONARY INDEX CONSTITUENTS (1/2) Automobile Components Automobile Broadline Retail Diversified Consumer Services Hotels, Restaurants & Leisure

21 S&P 400 CONSUMER DISCRETIONARY INDEX CONSTITUENTS (2/2) Household Durables Leisure Products Specialty Retail Textiles Apparel & Luxury Goods Class A Class C

H-D FCF AND EBITDA RECONCILIATION H-D FCF Reconciliation (Company Filings) 2022 2023 2024 Net Cash Provided by Operating Activities $549 $755 $1,064 (-) Capital Expenditures (152) (207) (197) Free Cash Flow $397 $547 $867 H-D EBITDA Reconciliation (Company Filings) 22 2022 2023 2024 Operating Income $909 $779 $417 (+) Depreciation and Amortization 152 158 161 EBITDA $1,061 $937 $578